Exhibit 3.2


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                  DYNTEK, INC.

                            (A Delaware Corporation)

                                    ARTICLE I.
                                     Offices

     SECTION 1. Principal Office. The principal office of the Corporation shall be located in Irvine, California.

     SECTION 2. Registered Offices and Agent. The registered office of the Corporation in the State of Delaware is 15 North Street, Dover, Delaware 19901. The registered agent shall be National Corporate Research, Ltd.

     SECTION 3. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

     SECTION 4. Certain Definitions. Except where otherwise explicitly provided, all references herein to the "Certificate of Incorporation" shall mean the certificate of incorporation of the Corporation as from time to time amended or restated and in effect including any certificates of designation filed under
Section 151(g) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended and in effect from time to time (the "DGCL"), starting with the Amended and Restated Certificate of Incorporation dated December 27, 2001 in effect on the date these Bylaws become effective. In the event of any amendment of these Bylaws that does not involve a complete restatement thereof, any reference herein to "the Bylaws" or "these Bylaws" or "herein" or "hereof" or a like reference shall refer to these Bylaws as so amended. Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Certificate of Incorporation.

                                  ARTICLE II.
                            Meetings of Stockholders

     SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors.

     SECTION 2. Annual Meeting. The annual meeting of the stockholders of the Corporation for election of directors and for the transaction of such other business as may properly come before the meeting, shall be designated from time to time by the Board of Directors.

     SECTION 3. Special Meetings. Except as otherwise provided by law and by the Certificate of Incorporation, special meetings of the stockholders maybe called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the Vice-Chairman of the Board, if one shall have been elected, or the President and shall not be called by the stockholders of the Corporation, other than by Class B Common Stockholders, as provided in the Certificate of Incorporation.


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     SECTION  4.  Notice  of  Meetings.  Notice of the  place,  date and hour of holding of each annual and special meeting of the stockholders and, unless it is the annual meeting, the purpose or purposes, thereof, shall be given personally or by mail in a postage prepaid envelope, not less than ten (10) nor more than sixty (60) days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed at some other address, in which case it shall be directed to him at such other address. Any such notice for any meeting other then the annual meeting shall indicate that it is being issued at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President, the Secretary, or the Class B Common Stockholders, whichever shall have called the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     SECTION 5. Quorum. At all meetings of the stockholders, the holders of a majority in voting power of the outstanding stock of the Corporation issued and outstanding and entitled to vote on every matter that is to be voted on at such a meeting shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law and by the Certificate of Incorporation. In the absence of a quorum, the holders of a majority in voting power present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, shall act as chairman of the meeting. In the absence of the Chairman of the Board or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

     SECTION 8. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each share standing in his name on the record of stockholders of the Corporation. The record date for determining the holder of record shall be:

(a)      the date fixed pursuant to the provisions of Section 6 of
         Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

         Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of

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business for so delivering such proxies.  Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder acting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal place of business of the Corporation for a period of at least ten (10) days prior to the meeting.

     SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act on the request of any stockholder entitled to vote at such meeting, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by him. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     SECTION 11. Action by Consent. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and vote.

                                  ARTICLE III.
                               Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful act and things as are not by law or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2. Number, Qualifications, Election and Term of Office. Except as otherwise provided by the Certificate of Incorporation, the number of directors constituting the Board of Directors shall be determined by the Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may

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become effective at any time prior to the next succeeding  annual meeting to the extent of the number of such vacancies. All the directors shall be at least eighteen years of age. Directors need not be stockholders. Except as otherwise provided by law, these Bylaws and the Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders. Subject to the rights of holders of the Class B Common Stock as set forth in the Certificate of Incorporation, at each meeting of the stockholders for the election of directors at which a quorum is present the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.

     SECTION 3. Place of Meetings. Meeting of the Board of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place, within or without such state, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix.

     SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, by a majority of the directors, or by a majority of the Class B Directors.

     SECTION 6. Notice of Meeting. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least five days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone, or ocher similar moans, at least forty-eight hours before the time at which such meeting is co be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without professing, prior to or at its commencement, the lack of notice to him.

SECTION 7.        Quorum and Manner of Acting.
                  ---------------------------

          (a) Subject to subsection (b) of this Section 7, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

          (b) At least a majority of the directors designated by the holders of Class B Common Stock pursuant to the Certificate of Incorporation ("Class B

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     Directors")  must be present at any  meeting of the Board of  Directors  in order to establish a quorum to conduct business, as long as there are Class B Directors on the Board of Directors; provided, however, that the Board of Directors will be entitled to take any action at any meeting if a quorum is otherwise present if (i) the meeting is a regularly scheduled meeting of the Board of Directors or (ii) the meeting is not a regularly scheduled meeting and, after having been sent notice of such meeting, the Class B Directors are not present at such meeting, and the Class B Directors who are absent shall, in either the case of either (i) or (ii), have failed to communicate in writing to the Secretary good reason for such absence in advance of the relevant meeting.

     SECTION 8. Supermajority Matters. The approval of at least 80% of the members of the Board of Directors then in office shall be required to approve each of the following transactions:

          (a) the entry by the Corporation or any Subsidiary into any merger, consolidation or amalgamation whether with or into any other Person;

          (b) a sale, spin-off, transfer or other disposition of all or substantially all of the assets or capital stock of any Subsidiary, or a sale of greater than 30% of the assets of the Corporation, in each case in any transaction or series of transactions;

          (c) a liquidation, recapitalization or dissolution of the Corporation or any Subsidiary or the filing of a bankruptcy petition by the Corporation or any Subsidiary;

          (d) the redemption, repurchase or issuance of capital stock of the Corporation or any Subsidiary (including options, warrants or other rights to acquire any such capital stock) in any amount, other than the issuance of employee stock options pursuant to employee benefit plans (including the 1992 Stock Option Plan) that are administered by the Board of Directors, or the redemption of securities at the option of the holder thereof in accordance with the terms of such securities.

          (e) any amendment to the Certificate of Incorporation or Bylaws of the Corporation or any Subsidiary;

          (f) any change in the accounting policies of the Corporation or any Subsidiary, including any change in fiscal year, except as required by applicable generally accepted accounting practices;

          (g) any distribution or dividend by the Corporation;

          (h) (i) the incurrence of Indebtedness by the Corporation or any Subsidiary which results in a level of Indebtedness of the Corporation (on a consolidated basis) in excess of $5 million or (ii) the creation, assumption or incurrence of any Lien on the assets of the Corporation or any Subsidiary, individually or in the aggregate, with respect to Indebtedness in excess of $5 million outstanding at any time;

          (i) any continuation or other support of any operations of [ProductivIT] unless the anticipated monthly revenue from signed contracts for such operations as of June 30, 2001 exceeds the actual June 2001 costs related to such operations, including any general and administrative overhead allocations to such operations; and

          (j) the making of any Investment other than a Permitted Investment.

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         For purposes of this Article Three, the following terms shall have the meanings ascribed to them below:

     "Guarantee" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Indebtedness" shall mean, with respect to any Person at any date of determination (without duplication): (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures including any convertible debentures not converted, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all obligations of such Person as lessee under capitalized leases; (vi) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness; and (vii) all indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person. The amount of Indebtedness of any Person at any date shall be (without duplication) the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of such Person).

     "Investment" in any Person shall mean any direct advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person.

     "Lien" shall mean any mortgage, option, right of first refusal, right of a third party, restriction on transfer or other ownership interest of any kind, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale with recourse against a seller or any affiliate of a seller, or any agreement to give any security interest.

     "Permitted Investment" shall mean: (i) any capital contribution of $5 million or less per annum to any Subsidiary (or joint venture or similar entity involving a profit sharing arrangement); (ii) the incurrence of Indebtedness by the Corporation or any Subsidiary in an amount in any transaction or series of transactions, individually or in the aggregate, totaling $5 million or less at any time outstanding; (iii) any Investment in capital stock or assets of any Person an amount in any transaction or series of related transactions of $5 million or less by the Corporation or any Subsidiary; or (iv) the Investment, in

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the ordinary course of business,  by the Corporation or any Subsidiary of excess cash in obligations of the U.S. government or of "first tier" financial institutions.

     "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

     "Subsidiary" shall mean any Person in which the Corporation, directly or indirectly, now or hereafter owns, acquires or holds an equity interest in excess of 50% of all equity interests of such Person.

     SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, shall act as the chairman of the meeting, or in his absence or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence, or if one shall not have been elected, the President, if he or she is a director (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person -- who shall be an Assistant Secretary, if any of them shall be present at such meeting -- appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 11. Vacancies. Except as otherwise provided herein or by the Certificate of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less then a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting thereof; provided, however, that any vacancy relating to a Class B Director shall be filled by the vote of a majority of the remaining Class B Directors or by holders of a majority in voting power of the Class B Common Stock. Stockholders of the Corporation may not apply to request that the Delaware Court of Chancery summarily order an election to be held to fill vacancies in the Board of Directors. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

     SECTION 12. Removal of Directors. Except as otherwise provided herein or by the Certificate of Incorporation, a director may only be removed for cause, such removal to be by the affirmative vote of the shares representing eighty percent (80%) of the votes entitled to be cast by the Common Stock; provided, however, that no Class B Director shall be removed from office, with or without cause, unless the removal is approved by holders of 80% of the voting power of Class B Common Stock. "Cause" for removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental

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incompetency directly affects his ability as a director the Corporation; or (iv)
the entry of any order against such director by any governmental body having regulatory authority with respect to the Corporation's business. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions; provided, however, that any vacancy relating to a Class B Director shall be filled by a majority vote of the remaining Class B Directors or, if less than two such directors remain, then by holders of a majority in voting power of Class B Common Stock. "Common Stock" shall mean the shares of the then outstanding capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon or other defaults thereunder, whether or not at the time of the determination there are any such dividend arrearages or defaults.

     SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

     SECTION 14. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors including at least one Class B Director, designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by law and the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

     SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

     SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation or by law, any one or more members of the Board of Directors any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other an the same time. Participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE IV.
                                    Officers

     SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board, elected from among the directors, and a President and a Secretary, who need not be directors. If the Board of Directors wishes, it may also elect such other officers of the Corporation, (including Vice-Chairman of the Board, a chief operating officer, a chief financial officer, a chief technology officer, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries), as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman the Board or the Vice-Chairman of the Board, if one shall be elected, or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

     SECTION 4. Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation and shall be a member of the Board and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of Chairman, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 5. Vice-Chairman of the Board. The Vice-Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors if no Chairman of the Board has been elected or if the Chairman of the Board is absent, or is unable or refuses to act. He shall advise and counsel the Chairman of the Board, and in the Chairman's absence, the President, and, in the President's absence, other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 6. President. The President shall be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, in the absence of the Chairman of the Board and the Vice-Chairman of the Board or if neither has been elected, preside at each meeting of the Board of Directors (if he/she is a director) or the stockholders. He shall perform all duties incident to the office of the Chief Executive Officer and President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 7. Chief Operating Officer. The Chief Operating Officer shall perform all duties incident to the office of chief operating officer and such other duties as may from time to time be assigned to him/her by the Board of Directors.

     SECTION 8. Chief Financial Officer. The Chief Operating Officer shall perform all duties incident to the office of chief financial officer and such other duties as may from time to time be assigned to him/her by the Board of Directors.

     SECTION 9. Chief Technology Officer. The Chief Technology Officer shall perform all duties incident to the office of chief technology officer and such other duties as may from time to time be assigned to him/her by the Board of Directors.

     SECTION 10. Vice President. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President, or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more that one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so called, shall have the power of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

     SECTION 11.      Treasurer.  The Treasurer shall

     (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

     (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

     (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may he designated by the Board of Directors or pursuant to its direction;

     (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

     (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

     (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

     (g) in general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 12.       Secretary.  The Secretary shall

     (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

     (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

     (c) be custodian of the records of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

     (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) in general, perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 13. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise she powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 14. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 15. Officers' Bonds or Other Security Assistant. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

     SECTION 16. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V.
                      Stock Certificates and Their Transfer

     SECTION 1. Stock Certificates. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the Chairman of the Board or the Vice-Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, Vice-Chairman of the Board, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, (or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge) a full statement of the designation, relative rights, preferences, and limitations of the shares of each separate class, or of the different shares within each class, authorized to be issued and, if the Corporation is authorized to issue any class of preferred stock in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

     SECTION 2. Books of Account and Record of Stockholders. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the Corporation, or at the office of its transfer agent, a record containing the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.

     SECTION 3. Transfer of Shares. Transfers of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

     SECTION 4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

     SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

     SECTION 6. Fixing of Record Date. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days before the date when fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose whether a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     SECTION 7. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety to sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

                                  ARTICLE VI.
                                 Indemnification

SECTION 1.        Right to Indemnification.
                  ------------------------

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2.        Right of Claimant to Bring Suit.
                  -------------------------------

     If a claim under Article VI, Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3.        Non-Exclusivity of Rights.
                  -------------------------

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.        Insurance.
                  ---------

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                                  ARTICLE VII.
                               General Provisions

     SECTION 1. Dividends. Subject to the law, the Certificate of Incorporation and the other provisions of these Bylaws, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by law and the Certificate of Incorporation.

     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

     SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Directors.

     SECTION 4. Checks, Notes, Drafts Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     SECTION 5. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 6. Voting of Stocks in Other Corporations. Unless otherwise provided by the resolution of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President, from time to time may (or may appoint one or more attorneys or agents to) cast the vote which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporations, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

                                 ARTICLE VIII.
                           Force and Effect of Bylaws

     These Bylaws are subject to the provisions of the DGCL and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in the DGCL or the Certificate of Incorporation, the provision of the DGCL or the Certificate of Incorporation shall govern. Wherever in these Bylaws references are made to more than one incorporator, director, or stockholder, they shall, if this is a sole incorporator, director, stockholder corporation, be construed to mean the solitary person, and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the Corporation.

                                  ARTICLE IX.
                                   Amendments

     These Bylaws may be amended or repealed or new Bylaws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote thereon; provided that notice of the proposed amendment or repeal or adoption of new Bylaws is contained in the notice of such meeting and provided, further, that any change that affects the rights of holders of the Class B Common Stock or the Class B Directors shall be approved by a majority in voting power of the Class B Common Stock. These Bylaws may also be amended or repealed or new Bylaws may be adopted by the Board of Directors, subject to Article III, Section 8. Bylaws
adopted  by  the  Board  of  Directors   may  be  amended  or  repealed  by  the
stockholders.